UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2022

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LANDSEA HOMES CORPORATION

(Exact name of registrant as specified in its charter)

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Delaware	001-38545	82-2196021
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

660 Newport Center Drive, Suite 300 Newport Beach, California		92660
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 345-8080

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	LSEA	The Nasdaq Capital Market
Warrants exercisable for Common Stock	LSEAW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 15, 2022, Landsea Homes Corporation, a Delaware corporation (the “Company”), and certain funds and accounts managed by BlackRock, Inc. (the “Investors”) entered into Private Placement Warrants Purchase Agreements pursuant to which the Company purchased from the Investors an aggregate of 500,400 private placement warrants of the Company (the “Private Placement Warrants”) for an aggregate purchase price of $1,501,200.00, at a price of $3.00 per Private Placement Warrant (the “Per Warrant Purchase Price”).

On June 10, 2022, the Company and Level Field Capital, LLC, a Delaware limited liability company (“LF Capital”), entered into a Private Placement Warrants Purchase Agreement pursuant to which the Company has purchased 2,799,600 Private Placement Warrants from LF Capital for an aggregate purchase price of $8,398,800.00, at the Per Warrant Purchase Price.

On June 10, 2022, the Company and Landsea Holdings Corporation, a Delaware corporation and controlling stockholder of the Company (“LHC”), entered into a Private Placement Warrants Purchase Agreement pursuant to which the Company has purchased 2,200,000 Private Placement Warrants from LHC for an aggregate purchase price of $6,600,000.00, at the Per Warrant Purchase Price.

The Private Placement Warrants purchased from the Investors, LF Capital and LHC were all of the Private Placement Warrants of the Company issued and outstanding as of June 15, 2022. The Private Placement Warrants Purchase Agreement with LF Capital, the Private Placement Warrants Purchase Agreement with LHC and the terms of the transactions set forth therein were approved by the disinterested members of the Audit Committee of the Company’s Board of Directors under the Company’s related party transaction policy. The Private Placement Warrants Purchase Agreements with the Investors and the terms of the transactions set forth therein were approved by the Board of Directors of the Company.

Mr. Elias Farhat, a member of the Company’s Board of Directors, may be deemed to beneficially own 2,799,600 Private Placement Warrants by virtue of his relationship with LF Capital. Level Field Partners, LLC (“LF Partners”) is the managing member of LF Capital. Level Field Management, LLC (“LF Management”) is the managing member of LF Partners. LF Management is managed by two members, including Mr. Farhat. See Item 12, Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters in the Company’ Annual Report on Form 10-K for the year ended December 31, 2021 for a description of Mr. Farhat’s beneficial ownership of the Private Placement Warrants.

LHC is 100% owned indirectly by Landsea Green Properties Co., Ltd. (“Landsea Green”). Mr. Ming (Martin) Tian, the Chairman of the Company’s Board of Directors, indirectly beneficially owns more than 55.0% of Landsea Green through his direct and indirect interests in other entities. LHC currently has the right to appoint seven members of the Company’s Board of Directors pursuant to a stockholders agreement. See Item 13, Certain Relationships and Related Transactions, and Director Independence in the Company’ Annual Report on Form 10-K for the year ended December 31, 2021 for a description of the stockholders agreement and certain other transactions between the Company and LHC and its affiliates.

The above description of the Private Placement Warrants Purchase Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of these agreements, which are filed as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Private Placement Warrants Purchase Agreement, by and between Landsea Homes Corporation and BlackRock Credit Alpha Master Fund L.P., dated June 15, 2022
10.2	Private Placement Warrants Purchase Agreement, by and between Landsea Homes Corporation and HC NCBR Fund, dated June 15, 2022
10.3	Private Placement Warrants Purchase Agreement, by and between Landsea Homes Corporation and Level Field Capital, LLC, dated June 10, 2022
10.4	Private Placement Warrants Purchase Agreement, by and between Landsea Homes Corporation and Landsea Holdings Corporation, dated June 10, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDSEA HOMES CORPORATION

Date: June 16, 2022	By:	/s/ Franco Tenerelli
Name: Franco Tenerelli
Title: EVP, Chief Legal Officer and Secretary